Exhibit 5.1

[Sullivan & Cromwell LLP Letterhead]

July 29, 2011

Barclays Bank PLC,

1 Churchill Place,

London E14 5HP.

Ladies and Gentlemen:

We are acting as counsel to Barclays Bank PLC, a public limited company organized under the laws of England and Wales (the “Company”), in connection with the issuance and delivery of the debt securities identified in Annex A to this letter (the “Notes”).  The Company filed with the Securities and Exchange Commission, on August 31, 2010, a registration statement on Form F-3ASR (File No. 333-169119) (the “Registration Statement”) under the Securities Act of 1933 (the “Act”) relating to, among other things, the proposed offer and sale of an unspecified principal amount of the Company’s senior, unsecured debt securities, including the Notes.   The Notes are being issued under an indenture, dated as of September 16, 2004 (the “Indenture”), between the Company and The Bank of New York Mellon (formerly The Bank of New York), as trustee (the “Trustee”).

We have examined such corporate records, certificates and other documents, and such questions of United States federal and New York state law, as we have considered necessary or appropriate for the purposes of this opinion.  Upon the basis of such examination, we advise you that, in our opinion, the Notes constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.  The foregoing opinion is delivered and is to be read in conjunction with the opinion of Sullivan & Cromwell LLP, dated the date hereof, regarding certain matters under the laws of England and Wales relevant to the foregoing opinion.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company or the Notes or their offering and sale.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed, without independent verification, that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Notes conform to the specimens thereof examined by us, that the Notes have been duly authenticated by one of the Trustee’s authorized officers, that the Notes have been delivered against payment as contemplated in the Registration Statement and that the signatures on all documents examined by us are genuine.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 6-K to be incorporated by reference in the Registration Statement.  In giving

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this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP

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Annex A

Title of Notes	Date of Issue

$10,000,000 10.50% Exchangeable Notes due July 27, 2012 (Linked to the Common Stock of CF Industries Holdings, Inc.)	July 29, 2011

$10,000,000 10.40% Exchangeable Notes due July 27, 2012 (Linked to the Common Stock of Walter Energy, Inc.)	July 29, 2011

$10,000,000 15.25% Exchangeable Notes due July 27, 2012 (Linked to the Common Stock of Western Refining, Inc.)	July 29, 2011

$500,000 12.00% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of Alpha Natural Resources, Inc.)	July 29, 2011

$500,000 10.10% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of Baidu, Inc. (American Depositary Shares))	July 29, 2011

$500,000 10.85% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of Cameron International Corporation)	July 29, 2011

$500,000 11.75% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of First Solar, Inc.)	July 29, 2011

$500,000 10.00% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of Micron Technology, Inc.)	July 29, 2011

$1,500,000 17.75% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of Northern Oil & Gas, Inc.)	July 29, 2011

$500,000 12.50% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of Sohu.com Inc.)	July 29, 2011

$500,000 10.75% Exchangeable Notes due October 31, 2011 (Linked to the Common Stock of Trina Solar Limited (American Depositary Shares))	July 29, 2011

$1,000,000 8.50% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of Ford Motor Company)	July 29, 2011

$1,000,000 9.00% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of MetLife, Inc.)	July 29, 2011

$1,000,000 9.00% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of Schlumberger N.V. (Schlumberger Limited))	July 29, 2011

$5,331,000 Callable Fixed-to-Floating Rate Notes due July 29, 2026	July 29, 2011

$7,000,000 Fixed Rate Callable Range Accrual Notes due July 29, 2026	July 29, 2011

$2,993,300 Barclays Bank PLC Trigger Return Optimization Securities Linked to a Basket of Exchange-Traded Funds due July 31, 2014	July 29, 2011

$700,000 Notes due July 31, 2014 Linked to the Performance of a Basket of Currencies Relative to the U.S. Dollar	July 29, 2011

$10,000,000 10.75% Single Observation Callable Exchangeable Notes due July 27, 2012 (Linked to the Common Stock of AK Steel Holding Corporation)	July 29, 2011

$5,000,000 Buffered Digital Plus Notes due January 29, 2015 Linked to the Performance of the Dow Jones Industrial AverageSM E-6635	July 29, 2011

$900,000 Notes due July 31, 2017 Linked to the Performance of the S&P BRIC 40 Index	July 29, 2011

$1,260,000 Callable Floating Rate Notes due July 31, 2013 Linked to the Performance of the Russell 2000® Index	July 29, 2011

$534,000 Double Short Leverage Securities Linked to the Barclays Capital 30Y Treasury Futures IndexTM Due July 31, 2014	July 29, 2011

$2,832,780 Buffered Return Optimization Securities Linked to the S&P 500® Index due July 31, 2013	July 29, 2011

$4,080,620 Buffered Return Optimization Securities Linked to the Russell 2000® Index due July 31, 2013	July 29, 2011

$10,000,000 9.75% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of Peabody Energy Corporation)	July 29, 2011

$10,000,000 10.25% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of eBay Inc.)	July 29, 2011

$10,000,000 9.25% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of Marathon Oil Corporation)	July 29, 2011

$10,000,000 11.00% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of United States Steel Corporation)	July 29, 2011

$1,000,000 9.25% Exchangeable Notes due July 27, 2012 (Linked to the Common Stock of Bank of America Corporation)	July 29, 2011

$10,000,000 10.75% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of Cliffs Natural Resources Inc.)	July 29, 2011

$10,000,000 10.65% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of salesforce.com, inc.)	July 29, 2011

$10,000,000 10.00% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of Freeport-McMoRan Copper & Gold Inc.)	July 29, 2011

$10,000,000 10.10% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of The Goodyear Tire & Rubber Company)	July 29, 2011

$10,000,000 10.00% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of lululemon athletica inc.)	July 29, 2011

$10,000,000 11.75% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of MGM Resorts International)	July 29, 2011

$10,000,000 11.00% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of Netflix, Inc.)	July 29, 2011

$10,000,000 10.00% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of Transocean Ltd.)	July 29, 2011

$10,000,000 10.90% Exchangeable Notes due January 31, 2012 (Linked to the Common Stock of Sandisk Corporation)	July 29, 2011

$1,511,000 Barclays Perpetual Rolling Open Structure Protecting Equity Returns (PROSPER™) ETF Notes, due July 29, 2016	July 29, 2011